UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 16, 2005

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-5805 (Commission File Number)	13-2624428 (IRS Employer Identification Number)

270 Park Avenue, New York, NY		10017
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

JPMorgan Chase & Co. (the Registrant) announced on March 16, 2005, that it had reached an agreement in principle to settle class action litigation entitled In re WorldCom, Inc. Securities Litigation brought on behalf of purchasers of WorldCom securities. The lawsuit is pending in the United States District Court for the Southern District of New York. Trial had been scheduled to begin Thursday, March 17. Under the terms of the settlement agreement, which is subject to final documentation and court approval, JPMorgan Chase will make a payment of $2 billion. Plaintiffs' attorneys' fees will be paid out of the settlement. In connection with the settlement, JPMorgan Chase expects to take a charge to earnings of approximately $900 million pre-tax ($560 million after tax) in the first quarter of this year. A copy of the Registrant's press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
	99.1	Registrant's news release dated March 16, 2005, announcing that JPMorgan Chase & Co. had reached an agreement in principle to settle class action litigation regarding Worldcom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
Name: Title:	Anthony J. Horan Corporate Secretary

Date: March 16, 2005

EXHIBIT INDEX

99.1	Registrant's news release dated March 16, 2005, announcing that JPMorgan Chase & Co. had reached an agreement in principle to settle class action litigation regarding Worldcom, Inc.

EXHIBIT 99.1

JPMorgan Chase & Co.
270 Park Avenue, New York, NY 10017-2070
NYSE symbol: JPM
www.jpmorganchase.com

JPMORGAN CHASE REACHES AGREEMENT TO SETTLE

WORLDCOM CLASS ACTION LITIGATION

March 16, 2005 NEW YORK, NY, JPMorgan Chase & Co. (NYSE: JPM) announced today that it has reached an agreement in principle to settle class action litigation entitled In re WorldCom, Inc. Securities Litigation brought on behalf of purchasers of WorldCom securities. The lawsuit is pending in the United States District Court for the Southern District of New York. Trial had been scheduled to begin Thursday, March 17.

Under the terms of the settlement agreement, which is subject to final documentation and court approval, JPMorgan Chase will make a payment of $2 billion. Plaintiffs' attorneys' fees will be paid out of the settlement. In connection with the settlement, JPMorgan Chase expects to take a charge to earnings of approximately $900 million pre-tax ($560 million after tax) in the first quarter of this year.

"Given recent developments, we made a decision to settle rather than risk the uncertainty of a trial," said William B. Harrison, Jr., Chairman and CEO. "We can now put this litigation behind us and continue to focus on our goal of making JPMorgan Chase the best financial services company in the world."

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $1.2 trillion and operations in more than 50 countries. The firm is a leader in investment banking, financial services for consumers and businesses, financial transaction processing, asset and wealth management, and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. has its corporate headquarters in New York and its U.S. consumer and commercial banking headquarters in Chicago. Under the JPMorgan, Chase and Bank One brands, the firm serves millions of consumers in the United States and many of the world's most prominent corporate, institutional and government clients. Information about the firm is available at www.jpmorganchase.com.
Media Contact: Kristin Lemkau (212) 270-7454	Investor Contact: Ann Borowiec (212)270-7318